Exhibit 5.1

December 21, 2006

Neenah Paper, Inc.

3460 Preston Ridge Road

Alpharetta, Georgia 30005

Re:                               Registration Statement on Form S-8 of Neenah Paper Deferred Compensation Plan

Ladies and Gentlemen:

We have served as counsel for Neenah Paper, Inc., a Delaware corporation (the “Company”), in connection with the registration of deferred compensation obligations (the “Deferred Compensation Obligations”), under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8 (the “Registration Statement”), to be offered by the Company pursuant to the Neenah Paper Deferred Compensation Plan (the “Deferred Compensation Plan”).

We have examined and are familiar with originals or copies (certified, photostatic or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and the authorization of the offering of the Deferred Compensation Obligations pursuant to the Deferred Compensation Plan as we have deemed necessary and advisable.  In such examinations, we have assumed the genuineness of all signatures on all originals and copies of documents we have examined, the authenticity of all documents submitted to us as originals and the conformity to original documents of all certified, conformed or photostatic copies.  As to questions of fact material and relevant to our opinion, we have relied upon certificates or representations of Company officials and of appropriate governmental officials.

We express no opinion as to matters under or involving the laws of any jurisdiction other than the corporate law of the State of Georgia.

Based upon and subject to the foregoing and having regard for such legal considerations as we have deemed relevant, it is our opinion that the Deferred Compensation Obligations, when offered in accordance with the terms of the Deferred Compensation Plan, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ POWELL GOLDSTEIN LLP

POWELL GOLDSTEIN LLP